INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 33-10442 of Pinnacle West Capital Corporation on Form S-8 of our report dated June 22, 1994 appearing in this Annual Report on Form 11-K of The Savings Plan for Employees of Pinnacle West Capital Corporation for the year ended December 31, 1993.



Deloitte & Touche

Deloitte & Touche
June 24, 1994
Phoenix, Arizona

                              EXHIBIT 23.1